UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 3, 2005

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation
Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

ACE Limited is furnishing this Current Report on Form 8-K to provide additional information with respect to its estimates for losses relating to Hurricanes Katrina and Rita and the New Orleans flood and to provide updated guidance for the quarter ended September 30, 2005 and the year ending December 31, 2005..

Hurricanes Katrina and Rita and the New Orleans Flood

The following table provides additional information with respect to ACE’s estimates for losses relating to Hurricane Katrina and the New Orleans flood.

	Gross Loss	Ceded	Net Loss	Reinstatement	Total
	(in millions)
Total Primary	$1,325	$1,134	$191	$91	$282
Total Reinsurance	$475	$73	$402	$(23)	$379
Total ACE Pre-tax	$1,800	$1,207	$593	$68	$661
Total ACE After-tax					$550

ACE’s reinsurance recoverables with respect to Hurricane Rita and the New Orleans flood are high quality and well diversified with nearly 50% of exposure collateralized and 89% of the uncollateralized reinsurers having ratings of “A” or better.  The top 5 reinsurers account for 29% of the total reinsurance recoverables and the duration of the recoverables is less than two years with no long term contracts.

On September 24, 2005, Hurricane Rita, a Category 3 hurricane, struck the Gulf Coast of the United States. Hurricane Rita has produced numerous losses, though significantly less than the losses attributable to Hurricane Katrina and the New Orleans flood. ACE’s preliminary estimates indicate that total net losses related to Hurricane Rita for the entire ACE Group of Companies will be approximately $100 million to $150 million after tax.

These estimates were based on ground-up reviews, which, with respect to Hurricane Rita, are still underway, of a substantial majority of ACE’s in-force direct policies that ACE believes are affected and information, which, with respect to Hurricane Rita, are still being received and evaluated, from ACE’s insureds and cedents and internal modeling with respect to ACE’s in-force reinsurance policies that ACE believes are affected.  Actual losses may vary materially from these estimates as a result of, among other things, the receipt of additional information from insureds or brokers, the attribution of losses to coverages that for the purpose of these estimates ACE assumed would not be exposed and inflation in repair costs due to the limited availability of labor and materials.

Updated Guidance

The following sets forth updated guidance with respect to the three-month period ended September 30, 2005 and the twelve months ending December 31, 2005:

3Q 2005 Updated Guidance
P&C net earned premium growth	2% – 3%
P&C combined ratio	113% - 115% (89% before the effects of Hurricanes Katrina and Rita)
Total investment income	$310m - 315m
Tax Expense	$25m – 30m
Operating cash flow	$1.0bn
Operating loss per share(1)	$(0.50) to $(0.70)

Full Year 2005 Updated Guidance
P&C net earned premium growth	6%-8%
P&C combined ratio	95%-97% (88-90% before the effects of Hurricanes Katrina and Rita)
Financial Services operating income growth	Down 10%-15% before catastrophic losses
Total investment income	$1,220m - $1,240m
Interest expense and preferred dividends	$220m
Effective tax rate	22% - 24%
Operating cash flow	$4.0bn

(1) Operating loss per share excludes net realized gains (losses) and the tax effect of net realized gains (losses).  The most directly comparable financial measure calculated in accordance with generally accepted accounting principles would be the same as ACE does not estimate net realized gains (losses) or the tax effect of net realized gains (losses).  ACE believes this presentation enhances the understanding of its expected results of operations by highlighting the underlying profitability of its insurance business. ACE excludes net realized gains (losses) because the amount of these gains (losses) is heavily influenced by, and fluctuates in part according to, the availability of market opportunities.

ACE expects that at December 31, 2005, it will have total capital of approximately $14.4 billion, total equity of approximately of $12.0 billion, tangible equity of approximately of $9.3 billion and invested assets of approximately $32.8 billion.  Finally, ACE expects that, notwithstanding the significant losses from the third quarter storms, its return on equity for the year ending December 31, 2005 will be approximately 11% and operating earnings to be in excess of $1.1 billion.

Cautionary Statement Regarding Forward-Looking Statements :

Any forward-looking statements made in this Current Report on Form 8-K reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, the Company’s forward-looking statements, such as its statements regarding expected results of operations, could be affected by

•                  losses arising out of Hurricanes Katrina and Rita and the flooding in New Orleans which could be affected by:

•                  the number of insureds and ceding companies affected by the hurricane,

•                  the amount and timing of losses actually incurred and reported by insureds,

•                  the preliminary nature of reports and estimates of loss to date,

•                  communication and access issues,

•                  the impact of these losses on our reinsurers,

•                  the cost of building materials and labor,

•                  the amount and timing of reinsurance recoverables actually received,

•                  lawsuits seeking to compel insurers to pay damages caused by flooding, and

•                  complex coverage and regulatory issues such as whether losses occurred from storm surge or flooding,

•                  actions that rating agencies may take from time to time, such as changes in our claims-paying, financial strength or credit ratings or placing these ratings on credit watch negative or the equivalent, which recently occurred in the aftermath of Hurricane Katrina and the New Orleans flood;

•                  global political conditions, the occurrence of any terrorist attacks, including any nuclear, biological or chemical events, or the outbreak and effects of war, and possible business disruption or economic contraction that may result from such events;

•                  the ability to collect reinsurance recoverable, credit developments of reinsurers, and any delays with respect thereto and changes in the cost, quality or availability of reinsurance;

•                  the occurrence of catastrophic events or other insured or reinsured events with a frequency or severity exceeding our estimates;

•                  actual loss experience from insured or reinsured events and the timing of claim payments;

•                  the uncertainties of the loss-reserving and claims-settlement processes, including the difficulties associated with assessing environmental damage and asbestos-related latent injuries, the impact of aggregate-policy-coverage limits, and the impact of bankruptcy protection sought by various asbestos producers and other related businesses and the timing of loss payments;

•                  judicial decisions and rulings, new theories of liability, and legal tactics;

•                  the effects of public company bankruptcies and/or accounting restatements, as well as disclosures by and investigations of public companies relating to possible accounting irregularities, and other corporate governance issues, including the effects of such events on:

•                  the capital markets;

•                  the markets for directors and officers and errors and omissions insurance; and

•                  claims and litigation arising out of such disclosures or practices by other companies;

•                  uncertainties relating to governmental, legislative and regulatory policies, developments, investigations and treaties, which, among other things, could subject us to insurance regulation or taxation in additional jurisdictions or affect our current operations;

•                  the actual amount of new and renewal business, market acceptance of our products, and risks associated with the introduction of new products and services and entering new markets, including regulatory constraints on exit strategies;

•                  the competitive environment in which we operate, including trends in pricing or in policy terms and conditions, which may differ from our projections and changes in market conditions that could render our business strategies ineffective or obsolete;

•                  developments in global financial markets, including changes in interest rates, stock markets and other financial markets, and foreign currency exchange rate fluctuations, which could affect our statement of operations, investment portfolio and financing plans;

•                  the potential impact from government-mandated insurance coverage for acts of terrorism;

•                  the availability of borrowings and letters of credit under our credit facilities;

•                  changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•                  material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements;

•                  the effects of investigations into market practices in the U.S. property and casualty industry;

•                  changing rates of inflation and other economic conditions;

•                  the amount of dividends received from subsidiaries;

•                  loss of the services of any of our executive officers without suitable replacements being recruited in a reasonable time frame;

•                  the ability of technology to perform as anticipated; and

•                  management’s response to these factors.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.  The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under such Item in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Paul B. Medini
Paul B. Medini
Chief Accounting Officer

DATE:  October 3, 2005